NUTEX HEALTH reports FIRST quarter 2024 financial results

●	Total revenue of $67.5 million for fIRST qUARTER 2024 vs $56.3 Million in 2023, an increase of 20%
●	HOSPITAL DIVISION VISITS OF 40,068 FOR THE FIRST QUARTER 2024 VS VISITS OF 33,085 IN 2023, An increase of 21.1%
●	hospital division operating income of $10.5 million for FIRST QUARTER 2024 VS $4.8 million in 2023, an increase of 119%
●	Net cash from operating activities of $3.1 million for FIRST QUARTER 2024
●	Continued focus on INCREASED CASH FLOW THROUGH REDUCTION IN OPERATING EXPENSES AND PORTFOLIO OPTIMIZATION

HOUSTON, TX − (PRNewswire) – MAY 8, 2024 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 21 state-of-the-art micro hospitals in nine states and primary care-centric, risk-bearing physician networks, today announced first quarter 2024 financial results for the three months ended March 31, 2024.

Financial Highlights for the Three Months Ended March 31, 2024:

●	Total revenue of $67.5 million as compared to total revenue of $56.3 million for the three months ended March 31, 2023, an increase of approximately 20%. Of this revenue growth, mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 6.7% in 2024 compared to 2023.
●	Total visits from the Hospital Division were 40,068 for the first quarter 2024 as compared to 33,085 for the first quarter 2023, an increase of 6,983 or 21.1%. Of this visit growth, mature hospitals increased by 5.3% in 2024 compared to 2023.
●	Net loss attributable to Nutex Health Inc. of $0.4 million as compared to net loss attributable to Nutex Health Inc. of $5.1 million for the three months ended March 31, 2023.
●	EBITDA of $7.1 million as compared to EBITDA of $0.3 million for the three months ended March 31, 2023.
●	Adjusted EBITDA of $4.6 million as compared to Adjusted EBITDA of $2.4 million for the three months ended March 31, 2023, an increase of 92%.
●	Net cash from operating activities of $3.1 million.
●	As of March 31, 2024, the Company had total assets of $404.3 million, including cash and cash equivalents of $30.0 million and long-term debt of $26.3 million.

Note:  EBITDA and Adjusted EBITDA are non-GAAP financial metrics.  A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“We are pleased to report 20% revenue growth, Adjusted EBITDA of $4.6 million and a 119% increase in hospital division operating income to $10.5 million in 2024, with overall Nutex operating income of $1.5 million as opposed to an operating loss of $4.5 million in the same period last year,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“We had a solid First Quarter with strong year over year growth. Volume continues to increase at both our mature hospitals as well as the four hospitals that we opened in 2023. Our average payment by insurers of patient claims increased, a trend we are optimistic will persist as we continue to work the NSA claims through the Independent Dispute Resolution process,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

“Nutex Health has generated net cash from operations and has had positive Adjusted EBITDA for multiple consecutive quarters while growing organically with the opening of five new micro hospitals and growing our population health division in the past 18 months. We believe our balance sheet is strong, with $30.0 million in cash and only $26.3 million in long-term debt,” stated Warren Hosseinion, M.D., President of Nutex Health.

For more details on the Company’s First Quarter 2024 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$30,006,419	$22,002,056
Accounts receivable	61,533,245	58,624,301
Accounts receivable - related parties	4,213,847	4,152,068
Inventories	2,975,486	3,390,584
Prepaid expenses and other current assets	1,629,346	2,679,394
Total current assets	100,358,343	90,848,403
Property and equipment, net	80,570,705	81,387,649
Operating right-of-use assets	11,580,253	11,853,082
Finance right-of-use assets	173,920,659	176,146,329
Intangible assets, net	20,102,371	20,512,636
Goodwill, net	17,066,263	17,066,263
Other assets	685,260	431,135

Total assets	$404,283,854	$398,245,497

Liabilities and Equity
Current liabilities:
Accounts payable	$17,217,905	$18,899,196
Accounts payable - related parties	6,856,962	6,382,197
Lines of credit	2,777,128	3,371,676
Current portion of long-term debt	9,388,455	10,808,721
Operating lease liabilities, current portion	1,586,904	1,579,987
Finance lease liabilities, current portion	4,366,696	4,315,979
Accrued expenses and other current liabilities	17,694,134	12,955,296
Total current liabilities	59,888,184	58,313,052
Long-term debt, net	26,308,017	26,314,733
Warrant liability	5,060,810	-
Operating lease liabilities, net	15,097,284	15,479,639
Finance lease liabilities, net	212,867,062	213,886,213
Deferred tax liabilities	5,050,347	5,145,754
Total liabilities	324,271,704	319,139,391

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 49,719,375 and 45,111,994 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	49,719	45,112
Additional paid-in capital	472,405,834	470,480,617
Accumulated deficit	(409,436,614)	(409,072,539)
Nutex Health Inc. equity	63,018,939	61,453,190
Noncontrolling interests	16,993,211	17,652,916
Total equity	80,012,150	79,106,106

Total liabilities and equity	$404,283,854	$398,245,497

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Hospital division	$60,029,369	$49,288,164
Population health management division	7,424,418	7,041,253
Total revenue	67,453,787	56,329,417

Operating costs and expenses:
Payroll and benefits	27,003,144	25,836,673
Contract services	11,319,454	9,189,331
Medical supplies	5,321,842	4,023,882
Depreciation and amortization	4,186,202	3,993,747
Other	9,465,967	8,438,061
Total operating costs and expenses	57,296,609	51,481,694

Gross profit	10,157,178	4,847,723

Corporate and other costs:
Facilities closing costs	-	217,266
Stock-based compensation expense	49,167	1,900,000
General and administrative expenses	8,658,410	7,175,544
Total corporate and other costs	8,707,577	9,292,810

Operating income (loss)	1,449,601	(4,445,087)

Interest expense, net	4,444,362	3,140,089
Gain on warrant liability	(2,600,747)	-
Other (income) expense	(241,192)	247,455
Loss before taxes	(152,822)	(7,832,631)

Income tax expense (benefit)	389,665	(910,659)

Net loss	(542,487)	(6,921,972)

Less: net loss attributable to noncontrolling interests	(178,412)	(1,774,693)

Net loss attributable to Nutex Health Inc.	$(364,075)	$(5,147,279)

Loss per common share:
Basic	$(0.01)	$(0.12)
Diluted	$(0.01)	$(0.12)

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(542,487)	$(6,921,972)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	4,186,202	3,993,747
Gain on warrant liability	(2,600,747)	-
Amortization of debt issuance costs	-	6,738
Stock-based compensation expense	49,167	1,900,000
Deferred tax benefit	(95,407)	(910,659)
Debt accretion expense	365,104	-
Loss on lease termination	-	58,211
Non-cash lease expense (income)	(102,609)	40,545
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(2,908,944)	6,620,249
Accounts receivable - related party	(61,779)	(100)
Inventories	415,098	47,840
Prepaid expenses and other current assets	795,923	1,040,753
Accounts payable	(1,681,291)	(8,565,577)
Accounts payable - related party	474,765	9,636
Accrued expenses and other current liabilities	4,757,864	3,732,602
Net cash from operating activities	3,050,859	1,052,013

Cash flows from investing activities:
Acquisitions of property and equipment	(733,323)	(4,376,983)
Cash related to deconsolidation of Real Estate Entities	-	(1,039,157)
Net cash from investing activities	(733,323)	(5,416,140)

Cash flows from financing activities:
Proceeds from lines of credit	-	49,414
Proceeds from notes payable	2,915,000	7,551,506
Repayments of lines of credit	(594,548)	-
Repayments of notes payable	(4,386,398)	(2,209,678)
Repayments of finance leases	(968,434)	(936,703)
Proceeds from common stock issuance, net issuance costs	9,202,500	-
Members' contributions	-	28,000
Members' distributions	(481,293)	(1,537,141)
Net cash from financing activities	5,686,827	2,945,398
Net change in cash and cash equivalents	8,004,363	(1,418,729)
Cash and cash equivalents - beginning of the period	22,002,056	34,255,264
Cash and cash equivalents - end of the period	$30,006,419	$32,836,535

Non-GAAP Financial Measures (Unaudited)

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because it allows us to more effectively evaluate our operating performance.

We define EBITDA as net income (loss) attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense, any acquisition-related costs and impairments. A reconciliation of net income to EBITDA and Adjusted EBITDA is included below. EBITDA and Adjusted EBITDA are not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2024	2023
Reconciliation of net loss attributable to Nutex Health Inc. to Adjusted EBITDA:
Net loss attributable to Nutex Health Inc.	$(364,075)	$(5,147,279)
Depreciation and amortization	4,186,202	3,993,747
Interest expense, net	4,444,362	3,140,089
Income tax expense (benefit)	389,665	(910,659)
Allocation to noncontrolling interests	(1,544,173)	(755,310)
EBITDA	7,111,981	320,588
Facilities closing costs	-	217,266
Gain on warrant liability	(2,600,747)	-
Stock-based compensation expense	49,167	1,900,000
Adjusted EBITDA	$4,560,401	$2,437,854

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 21 facilities in nine states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez – Investor Relations

investors@nutexhealth.com

– Media Contact

jsmith@nutexhealth.com